UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2023

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Chair of the Board

On February 17, 2023, the Board of Directors (the “Board”) of Phio Pharmaceuticals Corp. (the “Company”) approved the appointment of Robert J. Bitterman, acting Executive Chairman of the Board and acting Interim Chief Executive Officer, to serve as the Company’s President and Chief Executive Officer and Chair of the Board, effective as of February 20, 2023. Mr. Bitterman will continue to serve as the Company's principal executive officer and principal financial officer.

Mr. Bitterman, 71, has served as a member and the Chairman of the Company’s Board since 2012 and as the Interim Executive Chairman of the Company since September 2022. Mr. Bitterman served as the President and Chief Executive Officer of Cutanea Life Sciences, Inc., a private company he founded in 2005 that focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue, until its acquisition by Biofrontera, Inc., USA in March 2019. Since leaving Cutanea, Mr. Bitterman was retired until commencing the Interim Executive Chairman role with the Company in September 2022. Prior to his role at Cutanea Life Sciences, Inc., Mr. Bitterman also held the position of President and Chief Executive Officer of Isolagen, Inc., President and General Manager of Dermik Laboratories and various positions of increasing responsibility in financial and commercial capacities within Aventis S.A. Mr. Bitterman holds an A.B. degree in Economics from The College of the Holy Cross and a Master of Business Administration degree from Boston University. He also holds a Doctor of Humane Letters (Honoris Causa) from the New York College of Podiatric Medicine.

In connection with Mr. Bitterman’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an employment agreement, dated and effective as of February 20, 2023 (the “Employment Agreement”), with Mr. Bitterman that governs the terms of Mr. Bitterman’s employment with the Company. The Employment Agreement provides that Mr. Bitterman will be entitled to an initial annual base salary of $440,000 (the “Base Salary”) and will be eligible to receive an annual bonus of up to 40% of his annual base salary, based on the achievement of certain performance goals established annually by the Board. In connection with his appointment, the Company granted Mr. Bitterman restricted stock units (the “RSUs”) settleable for 11,000 shares of the Company's common stock, par value $0.0001 per share, under the Company's 2020 Long Term Incentive Plan. The RSUs will vest in two equal annual installments, commencing on the first anniversary of the date of grant, subject to Mr. Bitterman’s continuous service with the Company through each such vesting date.

If Mr. Bitterman’s employment is terminated by the Company due to death or disability, the Company shall pay to Mr. Bitterman or to his estate, as applicable, any earned, but unpaid, Base Salary and any amounts owed to Mr. Bitterman for reimbursement of expenses properly incurred which are reimbursable, in each case as earned or incurred, as applicable through the date of termination (the “Accrued Benefits”), as well as pay any accrued but unpaid bonus then due to Mr. Bitterman and all equity awards that have been granted will immediately vest on a pro-rata basis. If Mr. Bitterman’s employment is terminated by the Board for cause or by Mr. Bitterman without good reason, the Company shall pay to Mr. Bitterman the Accrued Benefits through the date of termination. If Mr. Bitterman’s employment is terminated by Mr. Bitterman for Good Reason (as defined in the Employment Agreement) or by the Company other than as a result of death or disability and other than for cause, then the Company shall pay to Mr. Bitterman the Accrued Benefits through the date of termination, continue to pay Mr. Bitterman his Base Salary for three months from the date of separation, pay any accrued but unpaid bonus and if, and only if, such termination occurs within one year of a Change in Control (as defined in the Employment Agreement) all equity awards that have been granted but are not exercisable at the time of such termination shall immediately become exercisable in full.

Mr. Bitterman will also be eligible to participate in the Company’s 2020 Long Term Incentive Plan and other benefits available to the Company’s executive officers. In addition, the Company will enter into an indemnification agreement with Mr. Bitterman on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on March 22, 2022.

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The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

There are no family relationships between Mr. Bitterman and any director or executive officer of the Company. There are no transactions between Mr. Bitterman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Upon the effective date of his appointment as President and Chief Executive Officer, Mr. Bitterman will remain on the Board as Chair.

On February 22, 2023, the Company issued a press release announcing Mr. Bitterman’s appointment as the Company’s President and Chief Executive Officer. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Employment Agreement, dated February 20, 2023, by and between the Company and Robert J. Bitterman
99.1	Press Release, dated February 22, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: February 22, 2023	By:	/s/ Robert Bitterman
Name: Robert Bitterman Title: President & Chief Executive Officer

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